Exhibit 23.1

TBPE REGISTERED ENGINEERING FIRM F-1580 1100 LOUISIANA SUITE 3800 HOUSTON, TEXAS 77002-5218	FAX (713) 651-0849 TELEPHONE (713) 651-9191

July 26, 2011

Consent of Ryder Scott Company, L.P.

          As independent oil and gas consultants, Ryder Scott Company, L.P. hereby consents to all references to our firm's name and the inclusion of, or incorporation by reference of, the following as exhibits to Mainland Resources Inc.'s amended registration statement on Form S-4/A (the "S-4/A") relating to the proposed merger of Mainland Resources Inc. with American Exploration Corp.:

  our report dated May 11, 2010, (reissued September 7, 2010) of the Estimated Future Reserves and Income Attributable to Certain Leasehold Interests as of February 28, 2010, of Mainland Resources Inc.; and

  our report dated December 29, 2010, of the Estimated Future Reserves and Income Attributable to Certain Leasehold Interests as of December 31, 2010, of Mainland Resources Inc.

          We hereby consent to the reference to ourselves under the heading "Experts" in the S-4/A.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

1200, 530 8TH AVENUE, S.W.                    CALGARY, ALBERTA T2P 3S8               TEL (403) 262-2799         FAX (403) 262-2790
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